Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Robin N. Lowe Chief Financial Officer T: 345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Reports Third Quarter 2014 Results

FREDERIKSTED, U.S. Virgin Islands, November 4, 2014 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) announced today financial and operating results for the third quarter of 2014. Net income for the third quarter of 2014 totaled $37.7 million, or $0.66 per diluted share, compared to net income of $13.7 million, or $0.53 per diluted share, for the third quarter of 2013.

Net income for the nine months ended September 30, 2014 totaled $147.4 million, or $2.62 per diluted share, compared to net income of $18.0 million, or $0.98 per diluted share, for the nine months ended September 30, 2013.

Residential also reported estimated taxable income of $38.7 million for the third quarter of 2014 compared to taxable income of $5.0 million for the third quarter of 2013 and $26.5 million for the second quarter of 2014.

Third quarter 2014 highlights:

•	Declared and paid a dividend of 0.55 per share, marking Residential’s fourth consecutive quarterly dividend increase.

•	Generated strong estimated taxable income, up sequentially 46% over the second quarter of 2014.

•	Completed the acquisition of 1,289 non-performing mortgage loans having an aggregate market value of underlying properties of $320.7 million.

•	Completed its first non-performing loan securitization transaction, with gross proceeds of approximately $150.0 million.

•	Resolved 1,510 loans, up 31% from the 1,156 loans resolved in the second quarter of 2014.

•	Increased rental portfolio to 306 properties.

Chairman William Erbey stated, “Residential is proud to generate continued attractive returns, resulting in the fourth increase in our quarterly dividend in the past 12 months.”

“We are pleased with our successful efforts in increasing loan resolutions by 31%, resulting in strong taxable income for the quarter,” said Chief Executive Officer Ashish Pandey.

Webcast and conference call
The Company will host a webcast and conference call on Tuesday, November 4, 2014, at 10:00 a.m. Eastern Time to discuss its financial results for the third quarter of 2014. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

About Residential
Residential is focused on providing affordable rental homes to families throughout the United States.  It acquires single-family properties primarily through the purchase of distressed mortgage loan portfolios.  Residential’s strategy is to work with borrowers to modify and refinance loans to keep them in their homes, and it expects to convert the majority of remaining loans into renovated rental properties. Additional information is available at www.altisourceresi.com.

Forward-looking statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential’s ability to implement its business plan; Residential’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Residential’s Registration Statement on Form 10, its Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

Altisource Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013

Revenues:
Rental revenues	$469	$6	$719	$6
Net unrealized gain on mortgage loans	88,726	17,670	258,898	25,963
Net realized gain on mortgage loans	13,727	1,909	33,867	4,015
Net realized gain on re-performing mortgage loans	302	—	302	—
Net realized gain on real estate	3,310	—	4,544	—
Interest income	2,568	156	2,757	368
Total revenues	109,102	19,741	301,087	30,352
Expenses:
Residential property operating expenses	9,247	191	13,550	275
Real estate depreciation and amortization	313	4	464	4
Real estate selling costs and impairment	5,542	210	8,775	210
Mortgage loan servicing costs	21,226	2,154	49,588	3,788
Interest expense	11,699	467	24,352	1,163
General and administrative	1,819	980	5,665	2,480
Related party general and administrative	21,530	2,039	51,629	4,474
Total expenses	71,376	6,045	154,023	12,394
Other income (expense)	—	13	383	(6)
Income before income taxes	37,726	13,709	147,447	17,952
Income tax expense	50	—	76	—
Net income	$37,676	$13,709	$147,371	$17,952

Earnings per share of common stock – basic:
Earnings per basic share	$0.66	$0.55	$2.63	$1.03
Weighted average common stock outstanding – basic	57,174,150	25,078,727	55,930,010	17,484,598
Earnings per share of common stock – diluted:
Earnings per diluted share	$0.66	$0.53	$2.62	$0.98
Weighted average common stock outstanding – diluted	57,406,325	25,949,293	56,312,104	18,373,205

Dividends declared per common share	$0.55	$0.10	$1.48	$0.10

Altisource Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2014	December 31, 2013
Assets:
Real estate held for use:
Land	$9,865	$478
Rental residential properties (net of accumulated depreciation of $482 and $24, respectively)	38,470	3,092
Real estate owned	370,733	32,332
Total real estate held for use, net	419,068	35,902
Real estate assets held for sale	40,985	1,186
Mortgage loans	2,071,505	1,207,163
Mortgage loans held for sale	143,197	—
Cash and cash equivalents	76,027	115,988
Restricted cash	12,033	5,878
Accounts receivable	874	1,428
Related party receivables	19,254	9,260
Investment in affiliate	18,000	18,000
Deferred leasing and financing costs, net	3,688	2,293
Prepaid expenses and other assets	5,305	1,542
Total assets	$2,809,936	$1,398,640
Liabilities:
Repurchase agreements	$1,258,329	$602,382
Other secured borrowings (including $15,000 repurchase agreement with NewSource)	165,000	—
Accounts payable and accrued liabilities	14,577	4,952
Related party payables	55,216	5,879
Total liabilities	1,493,122	613,213
Commitments and contingencies
Equity:
Common stock, $.01 par value, 200,000,000 authorized shares; 57,186,587 and 42,286,669 shares issued and outstanding, at September 30, 2014 and December 31, 2013, respectively	572	423
Additional paid-in capital	1,227,021	758,584
Retained earnings	89,221	26,420
Total equity	1,316,814	785,427
Total liabilities and equity	$2,809,936	$1,398,640

Non-GAAP measures - Estimated REIT taxable income

Estimated REIT taxable income is a measure that we use in connection with monitoring our compliance with certain REIT requirements. Estimated REIT taxable income should never be considered as an alternative to net income or net income per share as indicators of our operating performance.

The following table is a reconciliation of U.S. GAAP net income to estimated REIT taxable income (unaudited, $ in thousands):

	U.S. GAAP	Adjustments(1)	Tax
	Three months ended September 30, 2014	Three months ended September 30, 2014	Three months ended September 30, 2014
Revenues:
Rental revenues	$469	$—	$469
Net unrealized gain on mortgage loans	88,726	(20,559)	68,167
Net realized gains	17,339	(3,260)	14,079
Interest income, advance recoveries and other	2,568	2,807	5,375
Total revenues	109,102	(21,012)	88,090
Expenses:
Residential property operating expenses including depreciation	9,560	(1,244)	8,316
Mortgage loan servicing costs	21,226	(13,934)	7,292
General, administrative and other	40,590	(6,783)	33,807
Total expenses	71,376	(21,961)	49,415
Estimated income before income taxes	$37,726	$949	$38,675

	Nine months ended September 30, 2014	Nine months ended September 30, 2014	Nine months ended September 30, 2014
Revenues:
Rental revenues	$719	$—	$719
Net unrealized gain on mortgage loans	258,898	(107,468)	151,430
Net realized gains	38,713	(7,264)	31,449
Interest income, advance recoveries and other	2,757	8,760	11,517
Total revenues	301,087	(105,972)	195,115
Expenses:
Residential property operating expenses including depreciation	14,014	(1,997)	12,017
Mortgage loan servicing costs	49,588	(37,127)	12,461
General, administrative and other	90,038	(10,363)	79,675
Total expenses	153,640	(49,487)	104,153
Estimated income before income taxes	$147,447	$(56,485)	$90,962
_____________
(1) Adjustments between GAAP earnings and estimated taxable REIT income primarily represent temporary timing differences in the recognition of revenue and expense items, as provided above.